Exhibit 10.1

FORM OF QISHIBAO PLATFORM SERVICE CONTRACT

ENGLISH TRANSLATION OF FORM OF AGREEMENT. Bracketed items vary by counterpart and are to be completed for each executed contract. In the event of any inconsistency between this English translation and the Chinese original, the Chinese original shall prevail.

This document is an English translation of the form of material contract prepared for filing with the U.S. Securities and Exchange Commission. Items in square brackets [ ] are deal-specific terms that differ among executed contracts, including contract number, signing date, party names, project particulars and amounts. Company chops, handwritten signatures and bank account details have been omitted from this form.

Qishibao Platform Service Contract

(Promotion and Publicity Service Agreement)

Contract No.: [Contract Number]

Date of Execution: [Year]/[Month]/[Day]

Party A (Service Provider): [Name of Party A]

Party B (Customer): [Name of Party B]

Party A and Party B, in accordance with the principles of equality, voluntariness and good faith, have reached agreement through consultation and hereby enter into this Contract in connection with Party A’s provision to Party B of Qishibao platform publicity, promotion and related services, to be jointly observed by both parties.

Article 1 Scope of Services

1.1 Qishibao Platform Services

“Qishibao” is a WeChat mini-program platform independently operated by Party A, positioned as a digital yellow-pages service for corporate publicity and promotion. The platform is dedicated to helping customers present their corporate image, business strengths and core competitiveness, enhancing brand exposure and market influence, and assisting customers in expanding commercial opportunities.

Party A shall provide Party B with the following Qishibao platform services:

(1) establishing and maintaining on the Qishibao WeChat mini-program a dedicated publicity page for Party B, displaying materials such as a company profile, business description, products and services, and information on senior management;

(2) assisting Party B in refining its corporate publicity content to ensure that the information is accurate, professional and visually appropriate;

(3) during the annual-fee service term, providing one month (calendar month) of content-creation support and assisting Party B in creating no more than [Number of Posts] promotional posts. After confirmation by Party B, such posts may, at Party B’s request, be published on the Qishibao platform; if Party B makes no publication request, the posts shall not be published.

1.2 Lecture and Ancillary Design Services (Value-Added Services)

At Party B’s request, Party A may assist Party B in planning and holding thematic lectures. The scope of services includes:

(1) drafting of lecture scripts;

(2) lecture PowerPoint design (layout and typesetting only, excluding image assets and animation effects);

(3) design of accompanying lecture booklets (layout and typesetting only, excluding image assets, printing and production of physical materials).

If the foregoing lecture-related services exceed the scope agreed in this Contract, or if additional design such as image assets or animation effects is required, the parties shall separately negotiate the fees and execute a supplemental agreement or confirmation letter.

Article 2 Term of Services

2.1 The term of the Qishibao platform services under this Contract shall commence on [Service Commencement Date] and end on [Service Expiration Date], for a total of [Service Term].

2.2 The parties may negotiate renewal matters thirty days prior to the expiration of the service term. The conditions and fees for renewal shall be separately confirmed in writing.

Article 3 Service Fees and Payment

3.1 Composition of fees (all amounts tax-inclusive):

(1) Initial fee (initial set-up and business-understanding fee): Renminbi [Initial Fee in Words] (RMB [Initial Fee in Figures]). This fee is used for Party A to understand Party B’s business and to complete the initial platform set-up and dedicated page build-out, and shall not be refundable once collected.

(2) Annual service fee: Renminbi [Annual Service Fee in Words] per year (RMB [Annual Service Fee in Figures]). There shall be [Number of Periods] period(s) during this service term:

●	Annual service fee for [Service Period 1]: RMB [Amount for Service Period 1]

●	Annual service fee for [Service Period 2]: RMB [Amount for Service Period 2]

(If there is in fact only one annual-fee period, the extra period line above may be deleted.)

Aggregate tax-inclusive amount: Renminbi [Aggregate Tax-Inclusive Amount in Words] (RMB [Aggregate Tax-Inclusive Amount in Figures]).

3.2 Tax-exclusive amounts (calculated at a VAT rate of [VAT Rate]%):

Initial fee, tax-exclusive: Renminbi [Tax-Exclusive Initial Fee in Words] (RMB [Tax-Exclusive Initial Fee in Figures])

Annual service fee per period, tax-exclusive: Renminbi [Tax-Exclusive Annual Service Fee in Words] (RMB [Tax-Exclusive Annual Service Fee in Figures])

Aggregate tax-exclusive amount: Renminbi [Aggregate Tax-Exclusive Amount in Words] (RMB [Aggregate Tax-Exclusive Amount in Figures])

3.3 Payment method: After Party A issues an invoice, Party B shall, within [Payment Period] days from the date of issuance of the invoice, pay the corresponding amounts to the bank account designated by Party A.

Article 4 Rights and Obligations of Party A

4.1 To provide Party B with Qishibao platform publicity and promotion services in a timely and high-quality manner in accordance with this Contract.

4.2 To be responsible for the day-to-day operation and maintenance of the Qishibao platform and to keep the platform in normal operation.

4.3 To keep confidential the commercial information and materials provided by Party B.

4.4 To have the right to require Party B to promptly provide true, accurate and complete corporate materials and publicity assets.

Article 5 Rights and Obligations of Party B

5.1 To have the right to require Party A to provide the services in accordance with this Contract.

5.2 To pay the service fees in full and on time.

5.3 To provide Party A with true, lawful and valid corporate publicity materials, and to be responsible for the truthfulness and lawfulness of such materials.

5.4 Not to use the Qishibao platform to engage in any activity that is illegal or in violation of regulations or that infringes the lawful rights and interests of any third party.

Article 6 Confidentiality

Each party shall keep confidential the other party’s trade secrets, technical information, business information and other information learned in the course of performing this Contract. Without the other party’s prior written consent, such information shall not be disclosed to any third party. This confidentiality obligation shall survive the termination of this Contract.

Article 7 Liability for Breach

7.1 If Party B delays payment of the service fees, Party B shall pay liquidated damages at the rate of 0.05% of the overdue amount for each day of delay.

7.2 If either party breaches this Contract and thereby causes losses to the other party, it shall bear corresponding liability for compensation.

7.3 Once the initial fee has been collected, Party A shall not refund it for any reason, including early termination of this Contract.

Article 8 Amendment and Termination

8.1 Any amendment to this Contract shall become effective only after the parties have reached agreement through written consultation and have executed a supplemental agreement.

8.2 If performance of this Contract becomes impossible due to force majeure, neither party shall bear liability for breach, provided that it promptly notifies the other party.

Article 9 Dispute Resolution

Any dispute arising out of or in connection with this Contract shall first be resolved through friendly consultation. If consultation fails, either party may institute an action in the people’s court with jurisdiction at the place where Party A is located.

Article 10 Miscellaneous

10.1 This Contract is executed in two counterparts, with each party holding one counterpart, each of which shall have equal legal effect.

10.2 This Contract shall become effective upon the signing (or affixing of seals) by both parties.

10.3 Matters not covered by this Contract may be addressed in a supplemental agreement separately executed by the parties, which shall have the same effect as this Contract.

(There is no text below. This is the signature page.)

Party A (seal): [Name of Party A]

Authorized representative: ______________________________

Party B (seal): [Name of Party B]

Legal representative / authorized representative / appointed representative of the managing partner: ______________________________

Date of signing: [Year]/[Month]/[Day]

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